Exhibit 99.1

Brooklyn ImmunoTherapeutics Provides Highlights of Shareholder Update Call from September 20, 2021

NEW YORK– September 21, 2021 – Brooklyn ImmunoTherapeutics, Inc. (NYSE American: BTX) (“Brooklyn”), a biopharmaceutical company focused on exploring the role that cytokine and gene editing/cell therapy can have in treating patients with cancer, blood disorders, and monogenic diseases, today provided highlights from a Shareholder Update Call conducted on September 20, 2021 by President and Chief Executive Officer Howard J. Federoff, M.D., Ph.D., with guest contributor Matt Angel, Ph.D., Factor Bioscience’s Co-founder and Chief Executive Officer.

The call was based on Brooklyn’s most recent corporate slide deck, which can be found here.

Highlights of the call included:

•	Brooklyn is building on its license from Factor Bioscience, its acquisition of Novellus Therapeutics and its placement of its R&D facility at 1035 Cambridge Street alongside Factor Bioscience

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Brooklyn plans to use iMSCs — mesenchymal stem cells derived from induced pluripotent stem cells (iPSCs) — to address allogeneic bone marrow transplants that have functioned poorly or have failed to address the cancer associated with the procedure

•	Brooklyn plans to apply its gene editing products to solid tumors

•	Brooklyn outlined its proposed approach for gene editing products to treat monogenic disorders by targeting the liver, brain and eye

•	Dr. Federoff described Brooklyn’s expected approach to autologous iPSCs with gene editing to address problems such as sickle cell disease

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Based on intellectual property licensed from Factor Bioscience, Brooklyn’s highly efficient mRNA strategy is designed to preclude cellular innate immune responses and, when coupled with a tunable nanolipid delivery system such as the ToRNAdo system, could allow Brooklyn to address clinical problems that have not been addressable before

Replays of the call are available by calling US Toll Free 1-877-344-7529 or International Toll 1-412-317-0088 and using replay access code10160132 through October 3, 2021.  The webcast can also be replayed until December 20, 2021 at https://services.choruscall.com/mediaframe/webcast.html?webcastid=FBeOvP50 or on Brooklyn’s website in the Investor Relations section under “Events.”

About Brooklyn ImmunoTherapeutics
Brooklyn is focused on exploring the role that cytokine, gene editing, and cell therapy can have in treating patients with cancer, blood disorders, and monogenic diseases.

Brooklyn’s most advanced program is IRX-2, a human cell-derived cytokine therapy, studying the safety and efficacy of IRX-2 in patients with head and neck cancer in Phase 2B. In a Phase 2A clinical trial in head and neck cancer, IRX-2 demonstrated an overall survival benefit. Additional studies are either underway or planned in other solid tumor cancer indications.

Brooklyn has multiple next-generation cell and gene-editing therapies in preclinical development for various indications including acute respiratory distress syndrome, solid tumor indications, as well as in vivo gene-editing therapies for rare genetic diseases. For more information about Brooklyn and its clinical programs, please visit www.BrooklynITx.com.

Trademark
ToRNAdo is a trademark of Factor Bioscience Limited.

Forward-Looking Statements
The second through sixth bulleted items in the third paragraph of this release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are any statements that are not statements of historical fact and may be identified by terminology such as “believe,” “could,” “estimate,” “expect,” “plan,” “possible,” “potential,” “project,” “will” or other similar words. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those stated or implied in any forward-looking statement as a result of various factors, including, but not limited to, uncertainties related to: (i) the evolution of Brooklyn’s business model into a platform company focused on cellular, gene editing and cytokine programs; (ii) Brooklyn’s ability to successfully, cost-effectively and efficiently develop its technology and products; (iii) Brooklyn’s ability to successfully commence clinical trials of any products on a timely basis or at all; (iv) Brooklyn’s ability to successfully fund and manage the growth of its development activities; (v) Brooklyn’s ability to obtain regulatory approvals of its products for commercialization; and (vi) uncertainties related to the impact of the COVID-19 pandemic on the business and financial condition of Brooklyn, including on the timing and cost of its clinical trials. You should not rely upon forward-looking statements as predictions of future events.  The forward-looking statements made in this release speak only as of September 20, 2021, the date of the Shareholder Update Conference Call, and Brooklyn does not undertake any obligation to update the forward-looking statements contained herein to reflect events that occur or circumstances that exist after such date, except as may be required by applicable law or regulation.  Factors that may impact Brooklyn’s success are more fully disclosed in Brooklyn’s public filings with the Securities and Exchange Commission, particularly under “Risk Factors” or similar headings.

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Investor Relations Contact:
CORE IR
516-222-2560
investors@brooklynitx.com

Media Contact:
CORE IR
Jules Abraham
917-885-7378
julesa@coreir.com